Exhibit 99.1

Earth Science Tech, Inc. (ETST) Upgrades Audit Capabilities, Engages Semple, Marchal & Cooper, LLP as Independent PCAOB Auditor to Support Continued Expansion

MIAMI, FL – February 17, 2026 – Earth Science Tech, Inc. (OTC: ETST) (“ETST” or the “Company”), a strategic holding company focused on a diversified, vertically integrated health and wellness portfolio, today announced the engagement of Semple, Marchal & Cooper, LLP (“Semple”) as its new independent Public Company Accounting Oversight Board (PCAOB) auditor.

This transition represents a strategic upgrade in the Company’s financial governance infrastructure. As ETST continues its rapid expansion across pharmacy compounding, telemedicine, and real estate, the complexity of its consolidated accounting has increased significantly. The Board of Directors determined that engaging Semple—a pre-eminent regional firm with broader resources and specialized expertise—was necessary to optimize auditing efficiencies and match the Company’s current operational scale.

“As we mature from a developmental stage into a rapidly growing diversified holding company, our corporate governance framework must evolve in parallel,” stated Jeff P. H. Cazeau, Independent Director and Chairman of the Audit Committee stated of ETST. “We selected Semple, Marchal & Cooper due to their reputation as a pre-eminent regional firm and their ability to bring a multi-disciplined perspective to our increasingly complex financial structure.”

About Semple, Marchal & Cooper, LLP

Semple, Marchal & Cooper, LLP is a pre-eminent regional Certified Public Accounting firm serving the Southwest. Offering a comprehensive suite of services—including accounting, auditing, tax planning, and management consulting—the firm adopts a multi-disciplined perspective to deliver maximum value to clients. Committed to long-term growth and uncompromised objectivity, Semple, Marchal & Cooper prioritizes recruiting top-tier talent to meet the evolving financial needs of businesses with integrity and experience.

To learn more, please visit: www.SempleCPA.com

About Earth Science Tech, Inc. (ETST)

Earth Science Tech, Inc. is a diversified holding company focused on the health and wellness sector. Through its wholly-owned subsidiaries, ETST operates a vertically integrated portfolio that includes high-quality compounding pharmacies, telemedicine platforms, and targeted healthcare facilities. The Company currently owns RxCompoundStore.com and Mister Meds, two licensed compounding pharmacies providing sterile and non-sterile medications across a growing network of U.S. states. These operations are supported by Peaks Curative, DOConsultation.com, and Las Villas Health Care, providing patients with personalized care, telemedicine connectivity, and clinical support.

Beyond healthcare, ETST manages Avenvi, its real estate and asset management arm, and MagneChef, a direct-to-consumer brand leveraging proprietary IP for innovative kitchen products. The Company is also committed to social responsibility through the Earth Science Foundation, a non-profit dedicated to assisting patients with prescription costs.

To learn more, please visit: www.EarthScienceTech.com

SAFE HARBOR ACT: Forward-Looking Statements. Except for historical information, the matters discussed herein may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including, without limitation, future-oriented statements related to cash flow, gross margins, revenues, and expenses. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts. They may include forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. Forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from our intent, belief or current expectations, including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Contact:

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

Brett Maas

(646) 536-7331

brett@haydenir.com